EXHIBIT 99(a)

Bank One Corp. (ONE)

Q2 2003 Financial Release Conference Call

Wednesday, July 16, 2003 2:00 pm

THE OPERATOR

Good day, everyone, and welcome to the Bank One second quarter 2003 earnings results conference call. Today’s program is being recorded. At this time for opening remarks I would like to the conference over to the Chief Financial Officer, Ms. Heidi Miller.

MS. HEIDI MILLER

Good afternoon, and thank you for joining us. Before I begin I’d like to refer you to our forward-looking statements in our 2002 10-K.

With that, we are certainly pleased to be able to report per share earnings of 75 cents, which compare quite favorably to last year, up over 10 percent, with ROEs over 15 percent on an extremely strong capital base, one of the best in the industry. These results are real operating results. Net security gains are mostly offset with losses and reserving actions also mostly offset each other. The strength of our balance sheet and quality of earnings enabled us to extend our buyback program and announce a dividend increase in the quarter, which Jamie will talk about in a moment.

Before I specifically address line of business results, let me make sure that everyone noted that we have moved certain non-core retail businesses to the corporate segment of about $12 billion of transferred loans and leases, against which we put up an additional $85 million of reserves. Since we ceased origination of wholesale mortgages and brokered home equity and auto lease, we felt we could give greater clarity to our ongoing retail business by separating out these portfolios. We have provided lots of detail on performance here, so you can flip back to your models easily. First quarter ‘02 numbers will be available on our website restated for this movement and you should be able to get that in a day or so. In the future we’re going to analyze and decide how best to dispose of or run off these portfolios. And I expect over time this level of disclosure, once these decisions are made, will collapse disclosures here to one line and will be a nonevent for us.

With that, let me turn to retail where I can now speak to all of the great things that are happening here with great clarity.

Also, line to business comparisons will exclude restructuring reserve releases in last year’s numbers, so the comparisons will be with those reversals excluded.

Retail net was up 4 percent to $373 million, down from first quarter when results included the seasonal tax refund business. Revenue was up 3 percent to 1.5 billion. NII growth of 3 percent benefited from growth in home equity loans from $16 to $23 billion and overall total average loans increased $5.5 billion to $53 billion with credits stable. Core deposits also grew about $5 billion to 69 billion, more than offsetting a decline in time deposits. Non-interest income of $461 million was also up — higher fees, debit card revenue and investment sales all positive. We continued to open new DDAs — 103,000 over first quarter and 220,000 over last year — and we continued to open new branches and refurbish old ones, upgrade ATMs and add relationship bankers — 490 of them — all of which will enhance distribution. This was across the board a great story. I think we have great momentum in retail, within the banking and lending side and we are very proud of all the hard work that our partners in retail have put forward to let us announce these results.

On the commercial banking side, net income was also up — up 73 percent to $249 million. This includes the mark-to-market loss in the credit derivatives hedge portfolio and a reduction in the credit loss allowance. But even excluding these items, net income would be $280 million, an increase of $154 million. Clearly, credit quality helped. Net charge-off ratio was 0.72%, down from 1.64% last year as gross commercial charge-offs were lower. We also benefited from better than normal middle market recoveries. Even with the $95 million reduction in the allowance, the $3 billion allowance to the percentage of loans remained the same as in the first quarter, a healthy 5.81 percent. In addition to credit, we had record capital markets revenues, up 29 percent to $253 million. Fixed income continued to grow and produced strength in investment grade, asset-backed and interest rate derivatives products. This helped offset declining loan balances which were down 13 percent year-over-year to $58 billion and deposit margin compression.

Turning now to cards, the story here is still one of competitive pressures in pricing against last year, though we’re happy to say that we think margins have stabilized, certainly they stabilized over first quarter. Net income decreased year-over-year to $279 million, but it was up 13 percent from first quarter. NII was down to $1.5 billion, the result of lower competitive yields, but mitigated by higher managed loan balances. End of period loans increased $7.5 billion, or 11 percent, from last year to $74 billion. In the quarter we also saw higher charge volumes to $40.5 billion and interchange revenue. Credit improved as well from 5.62 percent to 5.21 percent. This improvement was aided by higher than normal recovery. We’re watching the thirty-day delinquency ratio which increased slightly year-over-year and we expect over the course of the year to see some deterioration in credit. In the quarter we also benefited from increasing securitization activity, but we continue to announce new partnerships, like the Sony and Volkswagen relationships, and to renew old ones.

Finally IMG — net income here was down 17 percent to $85 million. While assets under management did increase $25 billion to $151 billion, there was a mix shift from equities to fixed income in money markets. Average deposits also increased $1.5 billion, which helped offset the compression on deposit spreads. We previously announced the acquisitions of Zurich Life, which we continue to expect to close in the third quarter, which will have zero impact on the remaining year, but which we expect to give good returns next year.

So overall, a good clean quarter, truly clear and clean operating results. With that good news, I turn the call over to Jamie.

MR. JAMES DIMON

Thank you very much. Let me just highlight a few things that Heidi said and cover a couple of other areas.

Retail — growth across the board — deposits, DDAs, branches, small-business loans, cross-sell ratios, home equity, debit cards, which you should all feel pretty good about and also the drivers of future growth, i.e., service, new branches, new ATMs, more marketing, better products, more salespeople, more hours. So that should give you some comfort that that will continue. Large corporate, capital markets — I don’t think we can feel better about credit getting better and capital mortgage revenues being up. Middle market, obviously we’re trying to get to where we want to be in credit, though probably at the expense a little bit of loan growth and we hope to be able to reignite that.

In credit card, a lot of good underlying drivers, i.e. loan volumes up 11 percent year-over-year, spend is up 5 percent year-over-year and 6 percent to the quarter, though the second quarter is seasonally a little bit stronger, service levels are better, attrition is better, though the negative here was the compression in margin, and you kind of saw that in this quarter. And our expectation is it is pretty much over so that hopefully the underlying numbers will start to drive the growth, with the one caveat that the early signs of the credit will deteriorate a little bit next quarter from where it was this quarter. But we don’t see that as a massive trend, but just a little bit.

In asset management we had some real growth. The real underlying growth has been good in terms of accounts, both institutional, third party, retail, private client and assets, though obviously with some spread compression, mostly due to the mix of the business to fixed income. So we’re getting happy with that.

Heidi mentioned kind of the transferred portfolio. We are coming up with a nice name for it. $12 billion of assets are now in Corporate. I will tell you we will report it for a couple more quarters. One day it will be gone. You’ll never hear about it again, and that’s part of the purpose of doing it. Until then we will make all the disclosures necessary to make you feel very comfortable about it. But if you look at the consumer loss rates and the stuff that’s continuing, the stuff we do directly — 85 basis points — that’s kind of where it should be. I think it should be a little bit better than that, but the loss rates on the transfer stuff is in the 2.5 percent range, so we are kind of breaking it out and giving you a little bit more information and looking at it that way.

We increased our dividend 19 percent. We looked at that as — when we did that with the Board — is that this is long-term — when you start increasing dividends you want to do it every year. You don’t want to stop. It’s a sign of our belief, our strength to increase it over the next 20 years, not any one particular quarter. It was a modest increase relative to others. That’s noted. But then again, we’re still just getting our act together here and I think it’s appropriate that we be at the slightly lower end of the payout range until we’re a little bit more comfortable going forward.

Stock buyback plan — I was watching CNBC this morning and they mentioned the $3 billion stock buyback, and someone said, “yes, but people announce that stuff and never do it”. I do want to point out we spent the first $2 billion. We’re very happy we did. We think it will be a great investment for shareholders and we’re not going to tell people how we’re going to do this — spend their money, but it is there. I look at a stock buyback as a much more powerful weapon for shareholders. You get to decide when and how much — including zero, if you think you could use it better. So depending on what happens to our stock price, our retention of earnings, our growth, our investment prospects, this allows us to make what I think is the most important decisions you make, which is your capital allocation decision, and that’s why we have it there. We use it as we see appropriate and hopefully we’ll do it appropriately.

Did you mention FIN 46? I don’t think you did. Effective July 1st we’re going to add $40 billion to the balance sheet. Current expectations are of no impact to Tier 1 capital. Heidi toyed with a few numbers that we did the dividend, we buyback stock, and FIN 46 — our capital numbers are so strong they barely dent it. So it just kind of shows you the retention of capital, though hopefully accelerated growth will start to use more up of that capital over time.

I think she did mention capital gains, which come out of both the treasury portfolio and our merchant banking, private equity portfolios, kind of offsetting derivative losses. I would tell you — I just want to reiterate again, the derivative losses are volatile, but they should basically be a zero or small negative as you hedge your book. The other side — eventually we’re entitled to a real return on the $2.5 billion we have invested, and so not having any of it go through isn’t giving us any return on that. We will be talking about that a little bit more going forward. And we think the assets we have on our books are very clean. So the chances of gains are much higher than the chances of losses, though in any private equity investment you can’t be totally sure.

Our interest rate exposure, using that one single point that comes out in the 10-K, the Earnings at Risk if the interest rate curve goes up 100 basis point across the curve there will be about $150 million. I kind of play with assumptions that could change it from $150 to $200, kind of the same range it was last quarter. I think last quarter it was $250. But there’s generally the same direction. Again, we had some people write last time that they thought we were making interest rate bet (ph). What we’re looking at is we want to protect ourselves against a wide variety of potentially increasing rates with different slopes on the yield curve. We’re protecting ourselves from that, but not completely. You can do your own scenarios, and that’s what we’re doing. I think it’s minimizing risk, not maximizing risk, because at one point it looks like more.

Our outlook for next quarter, and then we will open to comments and questions — we feel pretty good about the Company. There are three things I think you might have heard us mention, probably four, that will go a little bit against us. One is we have already previously announced the debit card settlement. We have $15 million a quarter. The credit card loss will be a little bit higher. We have some visibility on that, but a little bit higher. The middle market, while credit is getting great, losses were 52 basis points. We had very good recoveries. We really should not have expectations of those kind of recoveries so we expect probably higher losses next quarter. And capital markets, spectacular quarter, but prudence would say that you may not expect the same kind of number or the same kind of markets. So there are a couple of negatives. Hopefully we will be able to offset that by positives, so next quarter should be a lot like this one, unlikely to be better.

And — last but not least, we had a management change in credit card. Phil Heasley will be leaving to pursue other opportunities, and I think he has done a terrific job for us for the time he was here, a creative, innovative — as you know, we’ve won a lot of things and getting better, so we wish him the best in his future endeavors. But we’re extremely fortunate to have Bill Campbell here, who spent a couple of years — will call him a consultant, but I think that is almost an unfair name. He is part of the management team. He was paid as a consultant but part of the management team. He is a first-class individual, a first-class manager. The world-class Citi Credit Card business reported to him for years. He knows the credit card business. He knows ours because he spent an awful lot of time down there with Phil Heasley helping — he’s one of the architects of our branding strategies and he knows all the people there, so it should be a very easy transition. There should be no dramatic changes or anything, and hopefully he will help take that to the next level. So we’re thrilled to be able to have a bench that can let us do something like that.

With that, I will stop and open the floor to questions or comments.

THE OPERATOR

(CALLER INSTRUCTIONS)

John McDonald, UBS.

THE CALLER

I was wondering if you could give us an update on the retention of your credit card customers that are being repriced from the teasers that were started about a year ago?

MR. JAMES DIMON

Again, first I want to point out that that was not the pricing issue. That was a teaser rate, zero rate, promo rates as a percent of the balance sheet, etc. — that is not why we had the margin compression. We had the margin compression from — I think we did too much depricing for current customers and not proper repricing of customers with deteriorating credit, etc. To answer your question directly, it is about what we expected so far. The people that we’ve put on, they have retained at kind of the rate — the volume and the rate that we expect, but it’s a little early for that.

THE CALLER

The compression you saw over the past couple of quarters was not due to a greater percentage of balances on teasers?

COMPANY REPRESENTATIVE

No, very little of it. It was mostly due to what I said about depricing good customers and not repricing bad customers, and so we had put in algorithms — it’s mostly the telephone centers and they were a little bit too ruffled, too crude and we did a little bit too much before we kind of got on top of it. So now we’re still doing it in a more proper way. And, as you kind of — if a very good customer comes in and has a complaint, you give him something. You also, on the flipside, should be raising the prices on customers who turn out to be bad credits, etc. It is a combination of both. And it’s mostly stopped.

It is still a competitive business — that is another major factor. We’re doing less marketing for the new customer stuff at very aggressive rates. We still do it. And obviously we’re closely tracking what our competitors do. The number one thing in any businesses is you don’t want adverse selection. So if you don’t have a good offer out there you tend to get the lesser credits, not the better ones. So you have to be very careful.

THE CALLER

So you kind of pursue a low rate but a high volume strategy to get positive selection?

MR. JAMES DIMON

Yes, on average the answer is yes. But averages don’t really matter. The way we look at 23 different segments and you look at different FICOs in those segments, so it’s really different for each one. On average we have higher lines and we are more probably prime and super prime than most of the people you compare us with.

THE CALLER

One quick follow-up on the credit loss. Your forecast for a slightly higher card losses, is that delinquency, contractually driven or bankruptcy related?

MR. JAMES DIMON

First of all, we had a good recovery quarter which we don’t expect to continue. A little bit of that is just going to be timing differences when you do things. I think we have seen the bankruptcies become actually more predictable and become pretty steady. It is the other stuff which had a higher roll rate to bankruptcy — to charge off.

I can’t tell you — bankruptcies alone, I think the industry is up 9 percent. We’re down 5 percent and we have more accounts. So it’s really the other stuff — the roll rate is a little bit worse. I don’t know what everyone is seeing in that kind of category.

THE CALLER

Do you know what percentage of losses are due to bankruptcies for you guys — about 35, 40 percent?

MR. JAMES DIMON

On average, yes.

THE OPERATOR

Mike Mayo, Prudential.

THE CALLER

NPA sales during the quarter — did you sell any?

MR. JAMES DIMON

We did, but we also — do you have that number? I think we disclosed exactly in our numbers how much. It was very little. We wrote off most of it. But the real question to you is — and there’s a schedule. I don’t have —

MS. AMY FAHEY

There is a schedule in the tables, the credit quality page, that shows the loan sales and which categories it came from.

MR. JAMES DIMON

And the charge-offs from that and the sales themselves. I would tell you that year-over-year, NPAs is coming down pretty quickly. It leveled off in middle market this quarter. But we feel pretty good about it. The credit is getting in good shape.

THE CALLER

I might have missed it — what page is that on, the NPA sales?

MS. HEIDI MILLER

Forty.

THE CALLER

I will look it up here again. And separately, the bigger question at least I’m getting today, Philip Heasley leaving was a little bit of a surprise. You had an on-site conference a few months ago. You talked about the competitive pressures, you talked about credit quality, maybe not being quite as good. At least from the outside it looks as though maybe he’s leaving because things aren’t going as well as you would like them to go. So if you could just address that, and say maybe where is he going, for example?

MR. JAMES DIMON

You have to ask Phil that. He’s going to pursue his own opportunities. I think he’s probably prepared to answer that question. It has absolutely nothing to do with expectations of the business and stuff like that. We have issues in all of our businesses. It doesn’t mean management leaves for any cause. So it’s really got nothing to do with that. We expect credit card to do well, to hopefully do better next quarter — in the fourth quarter than it did the second or first quarter. And I know, no matter what I do or say you all are going to see these shadows on the wall — and what happened and what’s underlying. You are barking up the wrong tree.

THE CALLER

OK, that’s fine.

THE OPERATOR

David Hilder, Bear Stearns.

THE CALLER

First, Jamie or Heidi, if you could talk about the release of reserves on the commercial side, one, do you think that that’s something we will see more of in the next couple of quarters; and two, could you talk about any of the metrics that you use in arriving at that? I have a follow-up — minor question.

MR. JAMES DIMON

First of all, we do all the analysis metrics — stress test, stress X, stress Y, balances, expected losses, adjust expected loss, looked at collateral — we do all that. The fact is problem loans, NPAs are down, and the loan balances are down, so expected loss and stress testing has indicated lower levels. That’s where the $85 million comes from and — $95 million, I am sorry. That is where the $95 million comes from. Remember, we also added $85 million to the transferred portfolio for the same basic reasons. You look at all the same kind of stuff and things like that.

I would love to — I’ve always said this, but they’re not directly related analytically, but to grow into the reserves. As we get better and better in credit and stress testing and all these results show that we may need less reserves, we’re going to have to take the reserves down. That’s what we have to do. So I cannot say it’s not going to happen. I would prefer we grow into them.

And note, we will always tell you. We don’t expect any of you to look at just raw net take downs of reserves as real operating earnings. We know you’re looking at it, so no one is trying to pull a fast one on anyone on this. The reserves for commercial are over 5 percent and now they’re 200 times — almost 200 percent of NPAs. In consumer they’re 1.28 percent, almost 100 percent of NPAs, and far more than 100 percent of annualized charge-offs. So we feel really good about reserves. I would love to make that statement for the rest of my life.

THE CALLER

I hope you can. It seems more than adequate to me, and we do appreciate the disclosure. One other detailed question. You mentioned the impact of the debit card repricing was $15 million per quarter. My memory is that that kicks in August 1st. So is that —

MR. JAMES DIMON

Yes.

THE CALLER

So that’s $15 million for the August and September, and then it goes up a little bit?

MR. JAMES DIMON

I made a mistake. You are right — it’s $15 million a quarter. So it’s two-month effect in the third quarter. And then on January 1st, what is supposed to happen, and what is happening, is that new rates, debit card rates, are being negotiated with all these vendors. I don’t know what the number would be, but if I were you I think a good number to use that same $60 million as a run rate.

THE CALLER

Thank you very much, and good quarter.

THE OPERATOR

(CALLER INSTRUCTIONS)

Stephen Wharton, Loomis Sales.

THE CALLER

I was trying to get a better understanding of your capital position. Clearly you stated on several occasions you feel you have ample capital. If we look at the Tier 1 ratio that’s clear. The tangible common to tangible managed assets ratio at 5.9%, do you or the rating agencies look at that? Do you manage to that? And what would be the minimum that you would accept for that ratio?

MR. JAMES DIMON

First of all, we look at all of them and they look at all of them and each one looks at different things more than others. And a lot of them make adjustments for asset classes, and some don’t ; and some make adjustments for type of capital, i.e., preferreds — so you’ve got to look at all of it. It’s still a very strong number. And there’s some companies considerably below that. I think five percent is a perfectly adequate number.

THE CALLER

So with $40 billion in thin assets coming on, I think that would be a pro forma of about 5.2 percent tangible common to tangible managed asset ratio. Does that then imply that you’re not really in a position to buy back more stock?

MR. JAMES DIMON

No. I think we could buy back that stock and still maintain a very strong ratio for the rest of the year. Plus the rating agencies, remember they’re all different. You can really just speak to them directly. They don’t necessarily look at that kind of — the conduits going back onto the balance sheet are belts and suspenders. Never had a loss on it. It is like the repo with different types of collateral. So you shouldn’t look at that as needing the same kind of capital to support it, nor do most of the rating agencies. So they’re not going to — they do make other adjustments for those kinds of things — for those asset classes.

MS. HEIDI MILLER

Let me add on the conduit business. While we anticipate bringing them back right now, to the extent that we can get the approval on restructuring that would keep these off the balance sheet, we intend to do that. I think when Jamie gives you the worst case, it is to assume that we don’t get that in the immediate future. We certainly would move in that direction.

MR. JAMES DIMON

The way the rules are currently written, you’ll be able to do things to keep off the balance sheet. The problem with those rules is that — it’s doing the same kind of stuff to get them off the balance sheet. A little bit of ownership, a little bit of more collateralization, a little bit of more outside money. But it’s the same basic concept. We’re just going to wait and see since it really is immaterial for most all of those purposes.

THE CALLER

Thank you.

MR. JAMES DIMON

It does one other thing for it, it adds revenues to your company, and all of a sudden you go up in the tables in terms of the size of your company.

THE OPERATOR

David Long, Robert Baird.

THE CALLER

I was reading a letter you recently sent out to some of your — I guess probably most of your clients, regarding change in policy in ATM deposits, and no longer allowing deposits to be made at non-Bank One ATMs. I’m curious to see what your motivation was behind that.

MR. JAMES DIMON

First of all, it’s Chicago only. And there was a thing in Chicago where certain banks had a deal that they could use each other’s ATMs to make bank deposits. And if you had 1,000 ATMs in Chicago and another guy has 50, what would you do?

THE CALLER

It makes sense.

MR. JAMES DIMON

Exactly.

THE CALLER

That was just here in Chicago?

MR. JAMES DIMON

Just here in Chicago. I don’t know why Chicago of all places, but it was.

THE OPERATOR

Is there anything further?

THE CALLER

No, that’s it.

MR. JAMES DIMON

If you were using one of our ATMs to make a deposit in one of their accounts, it was time you just moved your account to us.

THE OPERATOR

Denis Laplant, Keeefe, Bruyette & Woods.

THE CALLER

Within the conduit business, can we expect that maybe some of that is not super profitable, and if you bring it on balance sheet that you may want to — beyond looking at opportunities to keep it off balance sheet, and change in the structures, that some of it just rolls off. Can you talk about that a little bit?

MR. JAMES DIMON

Depending — this is kind of a guess, but depending on how it turns out, — if there are ways to keep them off the balance sheet, I don’t think the nature of the business will change at all. If they have to go on the balance sheet, I think you’ll be paid more to do it. So in some ways, you’ll make more gross dollars because it’s on the balance sheet, but it’s actually a lower margin. It’s a lower ROA, because it’s not a very high ROA. It’s like — it’s more like a repo book. So you’ve got — it’s a little bit of both. In any event, I wouldn’t make this a material thing to Bank One at all. So maybe one point we’re talking about we’ll have a small plus or minus from it, but it will be small.

THE CALLER

Do you envision, though, that that $40 could be $20? Because of profitability issues that you raise, the pricing, the business goes away?

MR. JAMES DIMON

I would envision it could be $30, but it would probably be more profitable at $30 then it would be currently the way it’s done at $40.

THE CALLER

That’s fair.

MR. JAMES DIMON

Remember, think of it as receivable financing. Banks were traditionally in the receivable financing business, and that is kind of what it is — you have really sound assets, receivables, and you’re financing for corporations. So a lot of it won’t go away. There will still be the financing need.

THE CALLER

But the whole purpose of having it off the balance sheet was crappy margins, right? That’s why banks didn’t want to put it on balance sheet. That’s okay. Security gains — how much of that was venture capital?

MR. JAMES DIMON

Depends on how you define venture capital. Part of the security gains are part of our investment portfolio stuff, for smaller portion. Most of it was out of the treasury portfolio.

MS. HEIDI MILLER

Very little.

THE CALLER

So there was very little out of VC?

MR. JAMES DIMON

When you say VC, there is —

THE CALLER

Equity.

MR. JAMES DIMON

There was almost no real equity.

THE CALLER

Okay. Good. And —

MR. JAMES DIMON

But one day that $2.6 — we just showed $2.6 billion or $2.9 now — we expect to have gains in that.

THE CALLER

What is your cost to carry? In other words, how much are you losing on the venture capital, private equity business right now?

MR. JAMES DIMON

I guess the way to say is right now I’m looking just at $2.9 billion. There is other stuff we have. But basically, it pays a cost to carry and there’s an expense against it. It’s not really returning anything. One day — one day it should earn 10 percent after-tax, so you can add $250 million of earnings to this company after its own expenses and stuff like that. That will never be steady. It will always be lumpy because it’s equity. There are good quarters and good years, but we’re going to be very conservative, keep diversified, and we hope to make some money. We’re pretty optimistic you’ll see some gains, possibly even this year.

THE CALLER

So basically you’re at breakeven rather than at a loss position in the business?

MR. JAMES DIMON

Right now that portion is a net loss, but it’s not a big deal on an operating basis. On an operating basis, i.e., if you allocate interest income, you allocate expenses and you take gains.

THE CALLER

Maybe another way to ask it — how much in gains do you have to generate a year to basically breakeven under those scenarios?

MR. JAMES DIMON

If you have $2.6 billion, let’s say you charge it 8 percent interest. Charge it whatever you want. You have got to cover that interest and the overhead itself is very small. I forgot the number — if it’s $15 million or $10 million or something like that. Okay?

THE OPERATOR

(CALLER INSTRUCTIONS)

Betsy Graseck, Morgan Stanley.

THE CALLER

A couple of quick questions on the card business. First, on the new person that you have got, Bill Campbell, to come in and run it, I would expect that you had lots of different opportunities, different folks to select to run the business. It would be great to understand from your perspective what you see him bringing to the table specifically and because he has been working with you for a while I would expect that he’s got some interesting ideas on what he wants to implement going into the business. If you could share some of that with us it would be very helpful.

MR. JAMES DIMON

As a way to look at it, I’ve known Bill since the Citi-Travelers deal and Bill is a very respected manager. He ran Philip Morris USA, which is considered one of the best marketing and best managed companies in the US when he was there. He ran Citi’s global consumer business for many years and then co-ran it with Bob Lipp. So he knows the credit card business intimately. And he’s a great manager. What you don’t know is really he’s been intimately involved in the credit card business since he’s been here with me. He kind of signed up helping me the day I got here. So he’s been here also for a little over three years. And for the last year and a half full time. I would tell you maybe 25 or 30 percent of that time on card. So he’s already — part of the beauty of him is the management skills, he knows the card business, he knows all the people down there. He’s helped design and implement a lot of the stuff we’re doing. We don’t expect any major changes at all. He just wants to continue building it for what it is, get the analytics in place, the metrics, the marketing, the service levels. We do have a whole bunch of new products that we’re working on that started — some started before Phil with Bill Boardman, but there is a whole continuum of stuff that he’s going to keep on plowing ahead on. You shouldn’t expect any major change or announcement or change in the strategy of business or anything like that.

THE CALLER

Essentially he’s just going to be continuing what’s been going on there?

MR. JAMES DIMON

Yes, pretty much.

THE CALLER

And hopefully get him in front of the investment community a little bit early on.

MR. JAMES DIMON

Sure.

THE CALLER

That would be helpful. And the second question in the card business, as I’m sure you have seen, some of the competitors have been offering what looks like very competitive rates for some of the prime, super prime segments out there and I’m wondering if you could share with us any of your thoughts or views as to how you — A, do you see that as competitive threat; B, do you plan to counter that?

MR. JAMES DIMON

Remember, when you look at the business, you have got to look at — I talk about 23 segments, but United is critical — it’s got nothing to do with that; Disney’s critical, it’s got very little to do with that. We have 200,000 Disney cards now. We just bought the Sony portfolio. So most what you do for existing card marketing, rewards programs, attrition, service — has nothing to do with that. Obviously, it’s a big part of the business to create new accounts. We’re getting better and better creating new accounts from existing lists, existing customers. And I think we realize just how much more important it is.

The teaser rate stuff — people doing zero percent for twelve months, fifteen months, and all that kind of stuff — that is — when we talk about the competitive pricing that’s what we’re talking about. And I think you see recently a lot of people making noises that it doesn’t really pay for itself, we are going to be doing a little bit less of it — we’ll see. Obviously it’s a competitive thing. If the competitors don’t stop doing it, we’re not going to stop either. You already see the pricing competition in that. It’s already in the numbers. Like I said, it’s not a big part of our balance sheet. So you think — I don’t think we disclose these numbers — take our $74 billion, it’s a very small portion of that percentage-wise.

But I do believe the credit card business will continue to be competitive. You have to be competitive, otherwise you will get adverse selection. And we now are a low — very close to a low-cost provider — not the low-cost — and we are a low-cost capital, and we have our own distribution. So, for example, our credit card sales in the retail branches were up 78 percent last quarter, albeit from a low level, but we still think we can double or triple it from there. So we have a lot of reasons to be winning the business as we compete. And we will do what it takes and if it compresses margin a little bit, so be it.

THE CALLER

Any reaction to the Sears transaction?

MR. JAMES DIMON

No.

THE OPERATOR

Leo Harmon, Allstate.

THE CALLER

A few of your competitors have talked about growing the middle market in the Midwest. I was wondering if you guys could give us some more color on whether or not the lack of growth in the middle market is more a function of core demand or more of a function of your willingness to give up share in this environment.

MR. JAMES DIMON

I think it was more a function of all the enormous changes we made — systems, names, branding, credit, policies, procedures — and that’s just a lot for a system to take, number one. I think a little bit of it may be demand, but I think at this point, because I look at the same things you look at — competitors reporting numbers — and several had loan demand this quarter. Now they are not all in the same states. I think Michigan and Illinois in particular are a little bit more stressed than other states. So you have got to measure that, but it’s very hard to tell. I think it’s our job to get that business growing. So we will see.

THE CALLER

Second question, both Washington Mutual and Wells Fargo have Visa branded credit cards linked to a home equity product versus unsecured lines, and not that you needed more pressure in the credit card business but what kind of offering, or what kind of things are you guys thinking about on the home equity side of that business to sort of plasticize home equity, if that’s a thought for a new business or new product?

MR. JAMES DIMON

Remember, our home equity numbers are great. If you look at them including balances, production, but you could assume that any product like that — and I think some of those are very interesting and we’re on top of them. There’s nothing that people are doing like that that we aren’t going to look at and we are not so proud we won’t imitate.

THE OPERATOR

Brock Vandervliet, Lehman Brothers.

MR. JAMES DIMON

After this we’ll take one more question. Go ahead, Brock.

THE CALLER

Could you talk for a moment on where you stand with your branch rollout and how much of those rollout expenses are driving the increase we see in the salary line?

MR. JAMES DIMON

The average — I think we’re up 34 year-over-year and so I think we’re talking about opening this year — originally we were talking about 60; now I think the number will be closer to 40 or 45 or something. The average branch — just the headcount is 10 people. So that’s obviously not driving that. What you have seen Charlie do is add a lot of salespeople, while reducing headcount. A lot of that line alone is up because of option accounting. Remember, we added option accounting, and we pushed it down to the units. A little bit is the compensation stuff we’re doing. We are paying more people in the branches more. We have, in fact, just so you know, I would tell you we have some of the most attractive compensation plans for retail employees of any bank in America, which we’re happy to have. And that’s really what is driving that line. We are getting much more aggressive and smart about looking at every location, every street corner, in line, in stores, what you can do fast, how quick they’re getting up and running, doing analysis and opening branches and you’ll see that continue. And it’s not — in some places just we haven’t done it for so long, we should do it not because of the competition, just because we should be in that town and we need to move that branch anyway.

In the numbers you see today, in the expense lines, you do see some of the cost of new branches, ATM refurbishments, higher marketing and we’re going to continue to do that. So that is in the expense line. I would say we have very good expense controls, but those lines are up because of all the things we’re doing, the new products, new designs, new systems, new branches, new marketing and we have to do that. That’s what’s going to put us on the growth curve.

THE CALLER

Lastly, the step up we see in service charges. Is that linked to the growth in DDA accounts?

MR. JAMES DIMON

I think it’s a whole bunch of different things including growth in DDA accounts.

THE OPERATOR

Mike Mayo.

THE CALLER

Any color on your attitude about doing acquisitions? You did see a deal yesterday. Your name is thrown about for buying about every firm out there. What is view there? And one separate question on your outlook on the margin. I thought you were being more conservative with your posturing in the past because eventually rates go higher. Where do you see the margin going the second half of the year?

MR. JAMES DIMON

I’ve been really consistent on acquisitions. You have to run your own business well first, and I think we have been demonstrating more and more that we’ve got our conversions done. So we’re acquisition capable. It doesn’t mean that you’re going to hit the hurdle rates that make sense for us. So if we do, do we want it to absolutely make sense for shareholders. But we’ve also been clear that this business will consolidate and that will be as long as probably for my lifetime — assuming I live for a long time.

I think the margin — the biggest changes in margin that could happen to the Company are in Retail. You will probably see kind of consistent margins and obviously big swings in rates could change that. Card — the margins will be about the same. We don’t expect real compression, even though there are competitive attributes to that. You could see some margin change in commercial banking as prime/LIBOR spreads change. Your guess is as good as mine on something like that. So we’re not really looking for any major margin change.

Most of what we did in interest rates will protect us — will protect the margin under certain rising rate scenarios. But it would be a mistake to say that if rates go up 500 basis points we will make $750 million more. If rates go up 700 basis points — 500 basis — then it’s going to be why did they go up 700 —- 500 basis points, how did they go up 500 basis points? And some of those scenarios, even though we’re asset sensitive, it would hurt our earnings.

THE CALLER

Alright, thank you.

MR. JAMES DIMON

Thank you and thank you all for listening. We will talk to you all soon.

THE OPERATOR

That does conclude today’s conference call. Have a great day.

(CONFERENCE CALL CONCLUDED)